================================================================================

 -------------
    DURHAM                            DURHAM JONES & PINEGAR, P.C.
    -------                           111 East Broadway, Suite 900
    JONES &                           P O Box 4050
    -------                           Salt Lake City, Utah  84110
    PINEGAR                           801.415.3000
 -------------                        801.415.3500 Fax
                                      www.djplaw.com



May 1, 2007


Board of Directors
CirTran Corporation
4125 South 6000 West
West Valley City, Utah  84128

Gentlemen:

We have assisted CirTran Corporation, a Nevada corporation (the "Company"), in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 50,000,000 shares of the Company's common stock (the "Shares") to be issued and sold by Company's 2006 Stock Plan (the "Plan").

We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's By-Laws, as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Utah, and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, and (ii) certificates representing the Shares are duly executed, countersigned, registered, and delivered upon receipt of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of



                 SALT LAKE CITY | OGDEN | ST. GEORGE | LAS VEGAS

CirTran Corporation
May 1, 2007
Page 2

persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

DURHAM JONES & PINEGAR, P.C.

/s/ Durham Jones & Pinegar, P.C.























--------------------------------------------------------------------------------